Exhibit 99.1

Traws Pharma Regains Compliance with NASDAQ Equity Listing Rule

NEWTOWN, PA, February 28, 2025 (GLOBE NEWSWIRE) – Traws Pharma, Inc. (“Traws” or “Traws Pharma”), a clinical stage biopharmaceutical company developing oral small molecules for the treatment of respiratory viral diseases, announced today that it has received confirmation from Nasdaq that Traws has regained compliance with the minimum stockholders’ equity requirements of Nasdaq Listing Rule 5550(b)(1), which requires listed companies to maintain a minimum of $2.5 million in stockholders’ equity. Accordingly, Traws common stock will continue to be listed and trade on The NASDAQ Capital Market under the symbol “TRAW”.

“2025 has the potential to be a transformational year for Traws as we advance our pipeline of novel, investigational antivirals, led by our program for bird flu/influenza, that recently completed a Phase 1 trial, with ongoing laboratory studies programs for bird flu. We are very thankful to the Nasdaq Hearings Panel for recognizing the significant progress that Traws has made over the last few months. We believe that achievement of important corporate milestones, including regaining compliance with the stockholders’ equity requirement for continued listing and strengthening the Company’s financial position through a recent financing from leading institutional healthcare investors, have put us in the position to deliver on our goal of developing novel antivirals, with initial focus on bird flu and influenza,” said Werner Cautreels, PhD, Chief Executive Officer of Traws Pharma.

On February 25, 2025, the Nasdaq Hearings Panel issued a decision letter confirming that the Company has regained compliance with the minimum stockholders’ equity requirement of Listing Rule 550(b)(1), following the hearing held on November 14, 2024. Since then, Traws has taken several important steps, including the successful closing of an offering that resulted in $20 million in gross proceeds to the Company on December 30, 2024. As part of the compliance confirmation, Traws will be subject to a mandatory panel monitoring through February 25, 2026. Should Traws fall out of compliance with the minimum stockholders’ equity requirement during that time, the company would become subject to delisting without a cure period. The Company will have the opportunity to request a new hearing should that event occur.

About Traws Pharma, Inc.

Traws Pharma is a clinical-stage biopharmaceutical company developing potential oral small molecule therapies for the treatment of respiratory viral diseases. The viral respiratory disease program includes two novel, Phase 1, potentially best-in-class drug candidates: tivoxavir marboxil, in development for bird/pandemic flu and seasonal flu, targeting the influenza cap-dependent endonuclease (CEN); and ratutrelvir, in development as a COVID treatment, targeting the Mpro (3CL protease), without the need for co-administration of ritonavir.

Traws is committed to delivering novel compounds for unmet medical needs using state-of-the-art drug development technology. With a focus on product safety and a commitment to patients in need or that are specifically vulnerable, we aim to build solutions for important medical challenges and alleviate the burden of viral infections.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties including statements regarding the Company, its business and product candidates. The Company has attempted to identify forward-looking statements by terminology including “believes”, “estimates”, “anticipates”, “expects”, “plans”, “intends”, “may”, “could”, “might”, “will”, “should”, “supports”, “preliminary”, “encouraging”, “approximately” or other words that convey uncertainty of future events or outcomes. Although Traws believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including the success and timing of Traws’ clinical trials for product candidates for bird/pandemic flu and COVID-19 and other potential product candidates, collaborations, market conditions, the Company’s ability to maintain compliance with the Nasdaq minimum stockholders’ equity requirement and other applicable listing rules, the Company’s ability to raise additional capital if and when needed, and those discussed under the heading “Risk Factors” in Traws’ filings with the U.S. Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Traws undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Traws Pharma Contact:

Nora Brennan

Traws Pharma, Inc.

nbrennan@trawspharma.com

www.trawspharma.com

Investor Contact:

Bruce Mackle

LifeSci Advisors, LLC
646-889-1200
bmackle@lifesciadvisors.com